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                                                                    EXHIBIT 5(i)

                  GOLDMAN SACHS--INSTITUTIONAL LIQUID ASSETS

                       Written Action of the Sole Holder
                  of Units of Treasury Instruments Portfolio,
                      Tax Exempt New Jersey Portfolio and
                         Tax-Exempt New York Portfolio

                         -----------------------------

     The undersigned, being the sole holder of Units of Treasury Instruments Portfolio, Tax-Exempt New Jersey Portfolio and Tax-Exempt New York Portfolio (the "Portfolios") of Goldman Sachs--Institutional Liquid Assets, a Massachusetts business trust (the "Trust"), hereby consents to and takes the following action in writing in lieu of a meeting:

          RESOLVED, that the form, terms and provisions of the attached letter agreement dated December 13, 1990 from the Trust to the undersigned with respect to the Advisory Agreement and the Distribution Agreement, each dated April 30, 1990, between the Trust on behalf of the Portfolios and the undersigned are in all respects approved;

          RESOLVED, that the form, terms and provisions of such Agreements, copies of which have been presented to the undersigned, be, and the same hereby are, in all respects approved;

          RESOLVED, that the form, terms and provisions of the attached Service Plan and Administration Plan, each dated April 30, 1990 and amended December 13, 1990 between the Trust and the Trust on behalf of the GS-ILA Administration Class and Service Class of each Portfolio are in all respects, approved;

          RESOLVED, that the form, terms and provisions of such Plans, copies of which have been presented to the undersigned, be, and the same hereby are, in all respects approved.


Dated: December 13, 1990

                                     GOLDMAN, SACHS & CO.


                                     By:  /s/ Alan A. Shuch
                                        ---------------------------
                                              Alan A. Shuch
                                              Partner